Exhibit 10.1

ACKNOWLEDGEMENT AND RELEASE AGREEMENT

This Acknowledgement and Release Agreement (“Agreement”) is made and entered into by and between Robert P. Bilotti (“Employee”) and Grand River Bank (“Employer”); and joined in by Grand River Commerce, Inc. (“Company”) for purposes of Section 5 of this Agreement only, (the signatories to this Agreement will be referred to collectively as the “Parties”) as follows:

WHEREAS, Employee is employed as a salaried Chairman of the Board of the Employer, in which capacity he serves as both an officer and employee of the Employer, and Employee also serves as a director of the Employer;

WHEREAS, Employee and Employer hereby acknowledge a change in the responsibilities and nature of the services of the Employee from a salaried employee of the Employer to a non-salaried Chairman of the Board of the Employer, in which capacity Employee will still have the ability to act on behalf of and bind the Employer as an officer and director of the Employer;

WHEREAS, Employee will terminate salaried employment with the Employer effective January 31, 2011 (“Effective Date”);

WHEREAS, this Agreement hereby terminates the Executive Employment Agreement by and between the Employer and the Employee, dated April 30, 2009 (“Employment Agreement”);

WHEREAS, the Parties have agreed, without any Party admitting liability of any kind, to enter into this Agreement setting forth the terms of the change in services ; and

WHEREAS, both Parties have read and understand the terms and provisions of this Agreement, and desire and intend to be bound by the terms and provisions of this Agreement.

NOW, THEREFORE, in consideration of the covenants and mutual promises and agreements herein contained, and other valuable consideration, the sufficiency of which is hereby acknowledged, the Parties agree as follows:

1. Release and Waiver Agreement.  Employee acknowledges and understands that this Agreement is a release and waiver contract and that this Agreement is legally binding.  Employee and Employer understand that by signing this Agreement, each party has read and understood each provision and is agreeing to all of the provisions set forth in the Agreement.

2. Claims Covered by Agreement.  Employee and Employer acknowledge and understand that this Agreement applies only to claims that accrue or have accrued prior to the Effective Date of this Agreement, which Effective Date shall be upon the expiration of seven (7) days after Employee signs the Agreement without revocation.

3. Termination of Employment Relationship.  Employee agrees that by executing this Agreement, he will terminate his salaried employment with the Employer as of the Effective Date.  Employee agrees that by executing this Agreement, he hereby terminates the Employment Agreement, including all rights and benefits provided to Employee thereunder.  This Agreement will govern all rights and benefits of the Employee from the Employer as of the date hereof.  Both parties understand and acknowledge that the Employee will retain his position as a non-salaried Chairman of the Board of the Employer and as a director of the Employer.

4. Continuation of Benefits.  Employee shall receive the following benefits:

A. Employee will continue to receive health insurance either or, in the alternative, a cash payment on a monthly basis to pay Employee the grossed-up (for tax purposes) amount needed to obtain health insurance through July 31, 2011.

B. Employee will continue to have the use of or receive reimbursement, as applicable, for expenses associated with his continuing position as a non-salaried Chairman of the Board of the Employer as such position is set forth in the bylaws of the Employer.  Reimbursement of expenses shall include, but not be limited to, cell phone, lap top computer, travel, and other ancillary expenses, which reimbursement shall extend through the date of Employee’s service as Chairman of the Board of the Employer.  Employee shall also retain the right to use his existing email address.

5. Retention of Options.  Employee shall retain the Options granted to Employee pursuant to the Incentive Stock Award Agreement by and between the Company and the Employee, dated June 23, 2009.  The terms of the Options shall be governed by the Amendment Number One to the Terms and Conditions to the Incentive Stock Award Agreement (“Amendment”), attached hereto as Exhibit A, and to the extent such terms conflict with the Company’s 2009 Stock Incentive Plan or the Incentive Stock Award Agreement the Amendment shall govern.

6. Consultation with Attorney, Review Period, and Revocation Period.

A. Employee is advised, and acknowledges that he has been advised, to consult with an attorney prior to executing this Agreement concerning the meaning, import, and legal significance of this Agreement.  Employee acknowledges that he has read this Agreement, as signified by his signature hereto, and is voluntarily executing the same after advice of counsel for the purposes and consideration herein expressed.

B. Employee acknowledges that he has been provided with a period of at least twenty-one (21) days within which to consider, review, and reflect upon the terms of this Agreement.  Any discussions about or changes to the Agreement, whether material or immaterial, do not restart the running of the 21-day period.

C. Employee has seven (7) days in which he may revoke this Agreement after he signs it.  This Agreement shall not be effective until the expiration of seven (7) days after Employee signs it without revocation.  Any amounts payable under this Agreement shall be paid no sooner than the expiration of seven (7) days after Employee signs it.  Any revocation of this Agreement must be delivered to David Blossey prior to the expiration of seven (7) days after Employee signs the Agreement.

7. Employee Covenants.  In exchange for the promises and/or covenants of Employer contained herein and subject to the provisions contained within this Agreement, Employee covenants and agrees as follows:

A. Release and Waiver by Employee.  For and in consideration of the benefits, covenants and/or promises contained herein, the receipt and sufficiency of which are hereby acknowledged, Employee, on behalf of himself and his family, assigns, representatives, agents, heirs and/or attorneys, if any, hereby covenants not to sue and fully, finally, and forever releases, acquits and discharges Employer, along with its former and present parents, subsidiaries, and/or affiliates, along with its predecessors, successors and/or assigns, if any, as well as their respective former and present officers, administrators, directors, shareholders, general or limited partners, representatives, agents, employees and/or attorneys, if any, jointly and severally (collectively, the “Released Parties”), from any and all claims, demands, actions, liabilities, obligations and/or causes of action of whatever kind or character, whether known or unknown, which Employee or anyone on his behalf or for his benefit has or might claim to have against the Released Parties for any and all injuries, harm, damages (actual and punitive), penalties, costs, losses, expenses, attorneys’ fees and/or liability or other detriment, if any, whatsoever and whenever incurred or suffered by Employee arising out of, relating to, or in connection with any transaction or occurrence which transpired prior to the execution of this Agreement, including, without limitation:

(i)
any claim under federal, state, or local law which provides civil remedies for the enforcement of rights arising out of the employment relationship, including, without limitation, discrimination and retaliation claims, such as claims or causes of action under Title VII of the Civil Rights Act of 1964, as amended, 42 U.S.C. § 2000 et seq.; The Civil Rights Act of 1866, as amended, 42 U.S.C. § 1981; the Civil Rights Act of 1991, as amended, 42 U.S.C. § 1981a; Age Discrimination in Employment Act, as amended, 29 U.S.C. § 621 et seq.; Americans With Disabilities Act, as amended, 42 U.S.C. § 12101 et seq.; Fair Labor Standards Act, as amended, 29 U.S.C. § 201, et seq.; Employee Retirement Income Security Act, as amended, 29 U.S.C. § 1000 et seq.; Family and Medical Leave Act, as amended, 29 U.S.C. § 2601, et seq.; or any other statute prohibiting discrimination or retaliation in employment under any federal, state, or local law; and

(ii)
claims for unpaid or withheld wages, relocation allowances or benefits, other benefits, commissions, stock options, bonuses or profit-sharing, wrongful discharge, breach of contract, breach of fiduciary duty, promissory estoppel, fraud, breach of any implied covenants, assault, battery, negligence, defamation, invasion of privacy, slander, intentional infliction of emotional distress, or any other contract, tort, or statutory claim.

B. Covenant Not to Sue and Indemnification.  Employee hereby specifically covenants and agrees that Employee will not initiate, or cause to be initiated, any action or cause of action against Employer or any of the other Released Parties in the future asserting any claim covered by the release.  Employee further agrees to indemnify Employer and all other Released Parties for (i) any additional sum of money that any of them may hereafter be compelled to pay Employee, and (ii) any of Employer’s or other Released Parties’ legal fees, costs, and expenses associated therewith, on account of Employee bringing or allowing to be brought on Employee’s behalf any legal action based directly or indirectly upon the claims covered by the release.  In addition, Employee agrees not to voluntarily aid, assist or cooperate with any claimant or plaintiff or their attorneys or agents in any claim or lawsuit commenced against the Released Parties.

C. Employee and Employer acknowledge and agree that although Section 7 prohibits Employee from filing a lawsuit concerning claims covered by the release, it does not prohibit Employee from lodging a complaint with or participating in a proceeding before any governmental agency.

D. Employee acknowledges and agrees that the payment of monies hereunder constitutes fair and adequate consideration for the execution of this Agreement.

E. Notwithstanding anything contained in this Agreement to the contrary, Employee retains full rights to indemnification by the Employer for his service as an officer and director of the Company and the Employer, as such indemnification is provided under the corporate governance documents of each of the Company and the Employer and Michigan law.  Furthermore, the Employee does not waive any rights to pursue claims against the Employer as a depositor of the Employer.

8. Non-disparagement and Neutral Reference.  Employee and Employer agree that each of them shall refrain from engaging in any conduct, verbal or otherwise, that would disparage or harm the reputation of the other or any of the other Released Parties.  Such conduct shall include, but not be limited to, any negative statements made verbally or in writing by either of them about the other or, in the case of Employee, about any of the Released Parties.  In the event Employer receives requests for references from third parties, Employer shall only provide Employee’s last title and salary and dates of employment, unless requested otherwise by a bank regulatory authority.  Nothing contained herein shall limit Employee’s or Employer’s communications with its regulators, counsel or accountants.

9. Non-Disclosure Covenant.

A. Employee acknowledges that, by the nature of his duties, he has had and will continue to have access to and has and will become informed of confidential, proprietary, and highly sensitive information relating to Employer and which is a competitive asset of Employer, including, without limitation, information pertaining to: (i) the identities of Employer’s existing and prospective customers or clients, including names, addresses, business needs and plans, and pricing levels; (ii) the buying and selling prospects, habits and customs of Employer’s existing and prospective customers or clients; (iii) financial information about Employer, including prices, costs, and profit margins; (iv) the identities of and special skills possessed by Employer’s employees; (v) the identities of and pricing and cost information about Employer’s suppliers and vendors; (vi) training programs developed by Employer; (vii) technical, research, development, and marketing information relating to Employer’s current and prospective products and services; (viii) Employer’s financial results and business conditions; and (ix) Employer’s business plans and strategies.  The confidential, proprietary, and highly sensitive information described in this Section is hereinafter referred to as “Proprietary Information.”

B. Employee agrees that he shall not: (i) use, at any time, any Proprietary Information for his own benefit or for the benefit of any other person, entity, or corporation; or (ii) disclose, directly or indirectly, any Proprietary Information to any person who is not a current employee of Employer, at any time subsequent to the termination of his employment with Employer; or (iii) use or disclose, directly or indirectly, any Proprietary Information in connection with any business opportunity pursued or engaged in by Employee after the termination of his employment with Employer.  Employee further acknowledges and agrees not to make copies of any Proprietary Information.  Employee further agrees that in the event it appears that Employee will be compelled by law or judicial process to disclose any such confidential information, Employee will notify Employer in writing immediately upon Employee’s receipt of a subpoena or other legal process.

C. Employee further acknowledges that the injury the Released Parties will suffer in the event of Employee’s breach of any covenant or agreement set forth in Section 9 cannot be compensated by monetary damages alone, and Employee therefore agrees that the Released Parties, in addition to and without limiting any other remedies or otherwise, shall have the right to obtain an injunction against Employee.

10. Cooperation.  In exchange for the compensation, covenants, and other good and valuable consideration provided by Employer herein, Employee agrees to sign documentation, as deemed necessary by Employer, for the effectuation of this Agreement and of matters related to Employer’s business.

11. Choice of Law and Venue.  The Parties agree that the Agreement shall be performed in Kent County, Michigan, and that the laws of the State of Michigan shall govern the enforceability, interpretation and legal effect of this Agreement.  The Parties also agree that venue of any action to enforce the provisions of this Agreement, or any document executed in connection herewith, shall be in Kent County, Michigan.

12. Interpretation of the Agreement.  This Agreement shall be interpreted in accordance with the plain meaning of its terms and not strictly for or against any of the Parties.  The Parties hereto agree that the rule of construction to the effect that any ambiguities are to be construed against the drafting party shall not be employed in any interpretation of this Agreement.  Each provision of this Agreement shall be interpreted so as to render it effective and valid.  The title and headings herein are for reference purposes only and shall not in any manner limit the construction of this Agreement, which shall be considered as a whole.  The recitals are incorporated into and are made a part of this Agreement.

13. Amendments.  Any modification of this Agreement or additional obligation assumed by any Party in connection with this Agreement shall be binding only if evidenced in writing signed by each Party or an authorized representative of each Party.  Additionally, this Agreement cannot be changed or terminated orally, but may be changed only through written addendum executed by all Parties.

14. Severability.  Should any provision of this Agreement other than Section 7 be found unenforceable, the remainder of this Agreement, in its modified form, shall nonetheless be fully enforceable.

15. Binding Effect.  This Agreement and the terms, covenants, conditions, provisions, obligations, undertakings, rights and benefits hereof shall be binding upon, and shall inure to the benefit of, the Parties and their respective heirs, executors, administrators, representatives, officers, directors, shareholders, predecessors, successors, parents, subsidiaries, affiliated entities, spouses, agents, attorneys, servants, employees, principals, partners, whether limited or general, and assigns, if any.  Each of the Parties represents and warrants that he or it has the authority to act on his or its behalf and to bind his or it to this Agreement.

16. Disputes Relating to Agreement.  If any action at law or in equity, including an action for declaratory relief, is brought to enforce or interpret the provisions of this Agreement, the party prevailing in any such litigation shall recover from the adverse party its actual damages and reasonable costs and expenses, including, without limitation, reasonable attorneys’ fees incurred in connection with such dispute and litigation.  In the event of the violation or threatened violation of any of the covenants and/or promises in this Agreement, the non-breaching party shall be entitled to injunctive relief, both preliminary and final, enjoining and restraining such violation or threatened violation, which injunctive relief shall be in addition to all other remedies available to the non-breaching party, at law or in equity.

17. Free Will.  Employee and Employer acknowledge that each has had an opportunity to consult with his or its respective attorneys concerning the meaning, import, and legal significance of this Agreement, and each has read this Agreement, as signified by their signatures hereto, and are voluntarily executing same after advice of counsel for the purposes and consideration herein expressed.

18. Entire Agreement.  Except as stated herein, this Agreement constitutes the entire understanding and agreement of the Parties, and supersedes prior understandings and agreements, if any, among or between the Parties with respect to the subject matter hereof.  There are no representations, agreements, arrangements or understandings, oral or written, concerning the subject matter hereof between and among the Parties which are not fully expressed or incorporated by reference herein.

[SIGNATURE BLOCK ON FOLLOWING PAGE]

IN WITNESS WHEREOF, the Parties have executed this Agreement to be effective as of the date set forth in this Agreement.

Employee

Date:	January 31, 2011		/s/ Robert P. Bilotti

Employer

Date:		By:
Title:

Company

Date:	January 31, 2011	By:	/s/ Jerry A. Sytsma
		Title:	Vice President and Secretary